Exhibit 99.1

HighPeak Energy, Inc. Announces Second Quarter 2026 Financial and Operating Results

Fort Worth, Texas, August 10, 2026 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended June 30, 2026.

A statement from our President and CEO, Michael Hollis:

Our first-half 2026 results demonstrate the strength of our asset base and the disciplined execution of our strategy. We have delivered production 7% above the midpoint of our guidance while keeping our development program on budget. Meanwhile, our continued focus on operational efficiency, cost control and base production optimization drove first-half operating expenses that were 13% below the midpoint of our guidance. This combination of higher production and lower costs, aided by favorable commodity pricing, is translating into stronger free cash flow generation and further balance sheet improvement. As we execute our plan through the remainder of the year, we remain committed to disciplined capital allocation and creating durable long-term value for our shareholders.

Second Quarter 2026 Operational Update

HighPeak’s sales volumes averaged 45.3 MBoe/d during the second quarter of 2026 consisting of approximately 64% crude oil and 83% liquids.

The Company averaged one (1) drilling rig and (1) one frac crew throughout the second quarter, drilled 8 gross (7.7 net) horizontal wells, completed 16 gross (16.0 net) horizontal wells and turned-in-line 8 gross (8.0 net) producing wells. On June 30, 2026, the Company had 21 gross (20.4 net) horizontal wells in progress, including 16 gross (15.6 net) horizontal wells in various stages of completion.

Second Quarter 2026 Financial Results

HighPeak reported net income of $82.3 million for the second quarter 2026, or $0.59 per diluted share, and EBITDAX (a non-GAAP financial measure defined and reconciled below) of $147.6 million, or $1.06 per diluted share.

Second quarter 2026 average realized prices were $98.82 per Bbl of crude oil, $24.14 per Bbl of NGL and negative $1.50 per Mcf of natural gas, resulting in an overall realized price of $66.11 per Boe, or 71% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, second quarter 2026 average realized prices were $76.59 per Bbl of crude oil, $24.14 per Bbl of NGL and negative $0.61 per Mcf of natural gas, resulting in an overall realized price of $52.82 per Boe. HighPeak’s cash costs for the second quarter 2026 were $17.02 per Boe, including lease operating costs of $6.43 per Boe, expense workovers of $1.49 per Boe, gathering, processing and transportation expenses of $4.18 per Boe, production and ad valorem taxes of $3.22 per Boe and G&A expenses of $1.70 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $49.09 per Boe.

HighPeak’s total capital expenditures, excluding acquisitions, for the second quarter were $107.5 million.

Hedging

Crude oil. As of June 30, 2026 and factoring in derivative instruments entered into subsequent to quarter end, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices per barrel (“Bbl”):

Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Swap Price per Bbl	Costless Collar Floor Price per Bbl	Costless Collar Ceiling Price per Bbl
Crude Oil:
Jul – Sep	2026	Costless Collar	13,000	WTI Cushing	$—	$61.38	$69.39
Jul – Sep	2026	Swap	5,000	WTI Cushing	$63.45	$—	$—
Jul – Sep	2026	Roll Swap	26,011	NYMEX WTI Roll	$4.30		$—
Jul – Sep	2026	Basis Swap	23,000	Argus WTI Midland	$1.37	$—	$—
Oct – Dec	2026	Costless Collar	10,800	WTI Cushing	$—	$61.67	$68.52
Oct – Dec	2026	Swap	5,000	WTI Cushing	$63.45	$—	$—
Oct – Dec	2026	Roll Swap	25,000	NYMEX WTI Roll	$4.23	$—	$—
Oct – Dec	2026	Basis Swap	23,000	Argus WTI Midland	$1.37	$—	$—
Jan – Mar	2027	Costless Collar	8,900	WTI Cushing	$—	$59.78	$65.24
Jan – Mar	2027	Swap	4,400	WTI Cushing	$62.14	$—	$—
Jan – Mar	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Apr – Jun	2027	Costless Collar	4,000	WTI Cushing	$—	$52.00	$62.85
Apr – Jun	2027	Swap	6,470	WTI Cushing	$59.61	$—	$—
Apr – Jun	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Jul – Sep	2027	Swap	8,950	WTI Cushing	$61.46	$—	$—
Jul – Sep	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—
Oct – Dec	2027	Swap	7,500	WTI Cushing	$70.42	$—	$—
Oct – Dec	2027	Basis Swap	10,000	Argus WTI Midland	$1.00	$—	$—

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing, the NYMEX WTI Roll or the basis differential between WTI Cushing and Argus WTI Midland pricing which represents the premium to WTI Cushing.

Natural gas. As of June 30, 2026 and factoring in derivative instruments entered into subsequent to quarter end, the Company had the following outstanding natural gas derivative instruments and the weighted average natural gas prices payable per MMBtu.

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Jul – Sep	2026	Swap	30,000	HH	$4.300
Oct – Dec	2026	Swap	30,000	HH	$4.300
Oct – Dec	2026	Basis Swap	25,000	WAHA	$(1.455)
Jan – Mar	2027	Swap	19,667	HH	$4.300
Jan – Mar	2027	Basis Swap	25,000	WAHA	$(1.487)
Apr – Jun	2027	Basis Swap	25,000	WAHA	$(1.487)
Jul – Sep	2027	Basis Swap	25,000	WAHA	$(1.487)
Oct – Dec	2027	Basis Swap	25,000	WAHA	$(1.487)

The Company’s natural gas derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing and the basis differential between Henry Hub and the West Texas WAHA Hub pricing.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, August 11, 2026, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the second quarter of 2026. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2026 guidance, volatility of commodity prices, political instability or armed conflicts in crude or natural gas producing regions such as the ongoing war between Russia and Ukraine and conflicts in the Middle East, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, OPEC+ policy decisions, potential new trade policies, such as tariffs, could adversely affect the Company’s operations, business and profitability, inflationary pressures on costs of oilfield goods, services and personnel, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2026 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc. Unaudited Condensed Consolidated Balance Sheet Data (In thousands)

	June 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$146,346	$162,075
Accounts receivable	83,064	55,546
Derivative instruments	27,815	29,574
Prepaid expenses	3,817	7,648
Inventory	3,217	5,054
Total current assets	264,259	259,897
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	4,663,607	4,477,368
Unproved properties	57,439	59,285
Accumulated depletion, depreciation and amortization	(1,832,511)	(1,606,217)
Total crude oil and natural gas properties, net	2,888,535	2,930,436
Other property and equipment, net	3,259	3,012
Derivative instruments	3,349	4,197
Other noncurrent assets	15,182	16,172
Total assets	$3,174,584	$3,213,714

Current liabilities:
Current portion of long-term debt	$120,000	$60,000
Accounts payable – trade	52,609	84,313
Accrued capital expenditures	45,471	30,921
Revenues and royalties payable	32,610	30,665
Derivative instruments	25,652	380
Other accrued liabilities	13,877	20,927
Derivative settlements payable	11,960	—
Advances from joint interest owners	2,867	2,205
Operating leases	448	845
Total current liabilities	305,494	230,256
Noncurrent liabilities:
Long-term debt, net	1,068,913	1,132,807
Deferred income taxes	228,433	239,636
Asset retirement obligations	16,659	15,944
Derivative instruments	3,881	360
Operating leases	75	142

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,163,740	1,162,007
Retained earnings	387,376	432,549
Total stockholders’ equity	1,551,129	1,594,569
Total liabilities and stockholders’ equity	$3,174,584	$3,213,714

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating revenues:
Crude oil sales	$260,361	$196,723	$459,516	$443,147
NGL and natural gas sales	12,058	19,749	28,788	45,636
Total operating revenues	272,419	216,472	488,304	488,783
Operating costs and expenses:
Crude oil and natural gas production	32,641	33,726	62,165	69,288
Gathering, processing and transportation	17,234	16,072	34,967	30,935
Production and ad valorem taxes	13,254	12,391	25,154	27,543
Exploration and abandonments	4,444	1,109	5,186	1,373
Depletion, depreciation and amortization	113,429	101,226	226,443	210,551
Accretion of discount	302	256	597	500
General and administrative	7,004	5,671	12,749	12,016
Stock-based compensation	868	88	1,733	265
Total operating costs and expenses	189,176	170,539	368,994	352,471
Other expense	3,000	2,489	3,050	2,489
Income from operations	80,243	43,444	116,260	133,823
Interest and other income	1,032	361	1,981	1,171
Interest expense	(35,978)	(36,412)	(71,016)	(73,400)
Gain (loss) on derivative instruments, net	53,426	26,446	(103,601)	18,519
Income (loss) before income taxes	98,723	33,839	(56,376)	80,113
Provision for income taxes	16,448	7,663	(11,203)	17,602
Net income (loss)	$82,275	$26,176	$(45,173)	$62,511
Earnings per share:
Basic net income (loss)	$0.60	$0.19	$(0.36)	$0.46
Diluted net income (loss)	$0.59	$0.19	$(0.36)	$0.45

Weighted average shares outstanding:
Basic	125,286	123,930	125,276	123,922
Diluted	126,409	126,095	125,276	126,169

Dividends declared per share	$—	$0.04	$—	$0.08

HighPeak Energy, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(45,173)	$62,511
Adjustments to reconcile net (loss) income to net cash provided by operations:
Provision for deferred income taxes	(11,203)	17,602
Loss (gains) on derivative instruments	103,601	(18,519)
Cash (paid) received on settlement of derivative instruments	(72,201)	4,341
Amortization of debt issuance costs	2,238	4,091
Amortization of discounts on long-term debt	—	4,879
Stock-based compensation expense	1,733	265
Accretion expense	597	500
Depletion, depreciation and amortization	226,443	210,551
Exploration and abandonment expense	4,656	859
Changes in operating assets and liabilities:
Accounts receivable	(27,519)	13,817
Prepaid expenses, inventory and other assets	5,401	4,977
Accounts payable, accrued liabilities and other current liabilities	(8,027)	(7,609)
Net cash provided by operating activities	180,546	298,265
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(186,372)	(306,157)
Changes in working capital associated with crude oil and natural gas property additions	(818)	(12,907)
Acquisitions of crude oil and natural gas properties	(2,558)	(3,584)
Proceeds from sales of properties	18	570
Other property additions	(413)	—
Net cash used in investing activities	(190,143)	(322,078)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(6,132)	—
Borrowings under Senior Credit Facility Agreement	—	30,000
Repayments under Term Loan Credit Agreement	—	(60,000)
Dividends paid	—	(9,922)
Dividend equivalents paid	—	(1,062)
Proceeds received from exercise of warrants	—	1
Net cash used in financing activities	(6,132)	(40,983)
Net decrease in cash and cash equivalents	(15,729)	(64,796)
Cash and cash equivalents, beginning of period	162,075	86,649
Cash and cash equivalents, end of period	$146,346	$21,853

HighPeak Energy, Inc.

 Unaudited Summary Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Average Daily Sales Volumes:
Crude oil (Bbls)	28,952	33,913	29,884	36,056
NGLs (Bbls)	8,429	7,462	7,919	7,592
Natural gas (Mcf)	47,423	43,642	45,921	43,371
Total (Boe)	45,285	48,649	45,456	50,876

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$98.82	$63.74	$84.95	$67.90
NGL per Bbl	$24.14	$20.34	$20.92	$22.30
Natural gas per Mcf	$(1.50)	$1.50	$(0.14)	$1.91
Total per Boe	$66.11	$48.90	$59.35	$53.08

Margin Data ($ per Boe):
Average price	$66.11	$48.90	$59.35	$53.08
Lease operating expenses	(6.43)	(6.55)	(6.48)	(6.58)
Expense workovers	(1.49)	(1.06)	(1.08)	(0.94)
Gathering, processing and transportation expenses	(4.18)	(3.63)	(4.25)	(3.36)
Production and ad valorem taxes	(3.22)	(2.80)	(3.06)	(2.99)
General & administrative expenses	(1.70)	(1.28)	(1.55)	(1.30)
	$49.09	$33.58	$42.93	$37.91

HighPeak Energy, Inc.
Unaudited Earnings Per Share Details

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) as reported	$82,275	$26,176	$(45,173)	$62,511
Participating basic earnings	(7,575)	(2,546)	—	(6,086)
Basic earnings (loss) attributable to common shareholders	74,700	23,630	(45,173)	56,425
Reallocation of participating earnings	61	32	—	78
Diluted net income (loss) attributable to common shareholders	$74,761	$23,662	$(45,173)	$56,503

Basic weighted average shares outstanding	125,286	123,930	125,276	123,922
Dilutive warrants and unvested stock options	—	—	—	82
Dilutive unvested restricted stock	1,123	2,165	—	2,165
Diluted weighted average shares outstanding	126,409	126,095	125,276	126,169

Net income (loss) per share attributable to common shareholders:
Basic	$0.60	$0.19	$(0.36)	$0.46
Diluted	$0.59	$0.19	$(0.36)	$0.45

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$82,275	$26,176	$(45,173)	$62,511
Interest expense	35,978	36,412	71,016	73,400
Interest and other income	(1,032)	(361)	(1,981)	(1,171)
Provision for income taxes	16,448	7,663	(11,203)	17,602
Depletion, depreciation and amortization	113,429	101,226	226,443	210,551
Accretion of discount	302	256	597	500
Exploration and abandonment expense	4,444	1,109	5,186	1,373
Stock based compensation	868	88	1,733	265
Derivative related noncash activity	(108,154)	(19,034)	31,400	(14,178)
Other expense	3,000	2,489	3,050	2,489
EBITDAX	147,558	156,024	281,068	353,342
Cash interest expense	(34,624)	(31,902)	(68,778)	(64,430)
Other (a)	(2,213)	(2,382)	(1,599)	(1,832)
Discretionary cash flow	110,721	121,740	210,691	287,080
Changes in operating assets and liabilities	15,624	19,473	(30,145)	11,185
Net cash provided by operating activities	$126,345	$141,213	$180,546	$298,265

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.
Unaudited Reconciliation of Net Cash Provided by Operations and Free Cash Flow (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$126,345	$141,213	$180,546	$298,265
Add back net change in operating assets and liabilities	(15,624)	(19,473)	30,145	(11,185)
Operating cash flow before working capital changes	110,721	121,740	210,691	287,080
Additions to crude oil and natural gas properties	(107,593)	(126,338)	(186,372)	(306,157)
Changes in working capital associated with crude oil and natural gas property additions	34,508	(38,079)	(818)	(12,907)
Free cash flow	$37,636	$(42,677)	$23,501	$(31,984)

Investor Contact:

Ryan Hightower

Executive Vice President

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.